Accel Entertainment Announces Q2 2021 Operating Results

Chicago, IL – August 4, 2021 – Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the second quarter ended June 30, 2021.

Highlights:
•Q2 2021 ended with 2,527 locations; an increase of 8% compared to Q2 2020
•Q2 2021 ended with 13,177 video gaming terminals (“VGTs”); an increase of 19% compared to Q2 2020
•Revenue of $202.0 million for Q2 2021, the highest revenue quarter in Accel's history
•Revenue per location per day increased 35% vs Q2 2019
•Net Income of $12.4 million for Q2 2021
•Adjusted EBITDA of $43.0 million for Q2 2021, the highest Adjusted EBITDA quarter in Accel's history
•Q2 2021 ended with $166.5 million of net debt; a decrease of 33% compared to Q2 2020
•Closing of Century Gaming acquisition now estimated to be first half of 2022 due to the backlog of licensing applications

2021 Revised Guidance:
Due to the uncertainty of the COVID-19 delta variant, guidance conservatively raised to:
•End 2021 with an estimated 2,590 – 2,615 locations
•End 2021 with an estimated 13,555 – 13,680 VGTs
•2021 Revenue now estimated to be $700 - $725 million
•2021 Adjusted EBITDA[*] now estimated to be $133 - $138 million
•2021 capital expenditures still estimated to be $20 - $25 million of cash spend
•End 2021 with $123 - $128 million of net debt
Revised guidance includes the January 2021 shutdown and assumes no acquisitions.

Accel Entertainment CEO Andy Rubenstein commented, “We are pleased to report exceptional results for the second quarter of 2021. We delivered both record-breaking Adjusted EBITDA and the strongest revenue quarter in Accel’s history. These results were supported by the completion of higher bet limit software upgrades, sixth VGT installations, as well as the economic recovery in the state of Illinois. We feel confident that the revenue we saw at the end of the second quarter should be sustainable, driven by the various initiatives we put in place over the past several quarters. These record results are a further proof point that our asset-light and hyper-local business model is highly effective and has well-positioned Accel for the long-term."

Condensed Consolidated Statements of Operations and Other Data
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020

Total revenues	$201,974	$379	$349,043	$106,843
Operating income (loss)	24,927	(23,840)	34,482	(21,696)
Income (loss) before income tax (benefit) expense	18,369	(51,823)	21,783	(3,919)
Net income (loss)	12,445	(46,768)	13,946	1,275
Other Financial Data:
Adjusted EBITDA(1)	42,983	(8,745)	68,796	6,095
Adjusted net income (loss) (2)	25,732	(13,593)	36,789	(7,402)

(1)	Adjusted EBITDA is defined as net income (loss) plus amortization of route and customer acquisition costs and location contracts acquired; change in fair value of contingent earnout shares; change in the fair value of warrants; stock-based compensation expense; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense; and provision for income taxes. For additional information on Adjusted EBITDA and a reconciliation of net income (loss) to Adjusted EBITDA, see “Non-GAAP Financial Measures—Adjusted net income (loss) and Adjusted EBITDA.”
(2)
Adjusted net income (loss) is defined as net income (loss) plus amortization of route and customer acquisition costs and location contracts acquired; change in fair value of contingent earnout shares; change in the fair value of warrants; stock-based compensation expense; other expenses, net; and tax effect of adjustments. For additional information on Adjusted net income (loss) and a reconciliation of net income (loss) to Adjusted net income (loss), see "Non-GAAP Financial Measures— Adjusted net income (loss) and Adjusted EBITDA.”

Key Metrics
	As of June 30,
	2021	2020
Licensed establishments (1)	2,527	2,335
Video gaming terminals (2)	13,177	11,108
Average remaining contract term (years) (3)	6.8	6.8

	June 30,
	2021	2020
Location hold-per-day – for the three months ended(4) (in whole $)	$855	$—
Location hold-per-day – for the six months ended(4) (in whole $)	$824	$572

(1)	Based on Scientific Games International third-party terminal operator portal data which is updated at the end of each gaming day and includes licensed establishments that may be temporarily closed but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.
(2)	Based on Scientific Games International third-party terminal operator portal data which is updated at the end of each gaming day and includes VGTs that may be temporarily shut off but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.
(3)	Calculated by determining the average expiration date of all outstanding contracts, and then subtracting the applicable measurement date. The IGB limited the length of contracts entered into after February 2, 2018 to a maximum of eight years with no automatic renewals.
(4)
Calculated by dividing the difference between cash deposited in all VGTs at each licensed establishment and tickets issued to players at each licensed establishment by the number of locations in operation each day during the period being measured. Then divide the calculated amount by the number of operating days in such period. There were no gaming days for the three months ended June 30, 2020, due to the IGB mandated COVID-19 shutdown. Location hold per-day for the six months ended June 30, 2021 is computed based on 163-eligible days of gaming (excludes 18 non-gaming days due to the IGB mandated COVID-19 shutdown). Location hold-per-day for the six months ended June 30, 2020 is computed based on 76-eligible days of gaming (excludes 106 non-gaming days due to the IGB mandated COVID-19 shutdown).

Condensed Consolidated Statements of Cash Flows Data
	Six Months Ended June 30,
(in thousands)	2021	2020
Net cash provided by (used in) operating activities	$54,158	$(17,284)
Net cash used in investing activities	(13,758)	(4,002)
Net cash provided by financing activities	3,657	44,717

Non-GAAP Financial Measures
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)	$12,445	$(46,768)	$13,946	$1,275
Adjustments:
Amortization of route and customer acquisition costs and location contracts acquired (1)	6,162	5,565	12,268	11,130
Stock-based compensation (2)	2,148	1,327	3,741	2,387
Loss (gain) on change in fair value of contingent earnout shares (3)	3,182	7,174	5,979	(10,232)
Loss (gain) on change in fair value of warrants(4)	—	18,320	—	(14,283)
Other expenses, net (5)	2,687	3,132	4,740	4,336
Tax effect of adjustments (6)	(892)	(2,343)	(3,885)	(2,015)
Adjusted net income (loss)	$25,732	$(13,593)	$36,789	$(7,402)
Depreciation and amortization of property and equipment	6,313	5,071	12,302	9,938
Interest expense, net	3,376	2,489	6,720	6,738
Emerging markets (7)	746	—	1,263	—
Income tax expense (benefit)	6,816	(2,712)	11,722	(3,179)
Adjusted EBITDA	$42,983	$(8,745)	$68,796	$6,095

(1) Route and customer acquisition costs consist of upfront cash payments and future cash payments to third-party sales agents to acquire the licensed video gaming establishments that are not connected with a business combination. Accel amortizes the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as Accel does not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 10 years. “Amortization of route and customer acquisition costs and location contracts acquired” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired.
(2)    Stock-based compensation consists of options, restricted stock units and warrants.
(3)    Loss (gain) on change in fair value of contingent earnout shares represents a non-cash fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving such contingency, shares of Class A-2 common stock convert to Class A-1 common stock resulting in a non-cash settlement of the obligation.
(4)    Loss (gain) on change in fair value of warrants represents a non-cash fair value adjustment at each reporting period end related to the value of these warrants.
(5)    Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring expenses relating to lobbying efforts and legal expenses in Pennsylvania and lobbying efforts in Missouri, (iii) non-recurring costs associated with COVID-19 and (iv) other non-recurring expenses.
(6)    Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.
(7)    Emerging markets consist of the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing. Markets are no longer considered emerging when Accel has installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date Accel first installs or acquires gaming terminals in the jurisdiction, whichever occurs first.

Reconciliation of Debt to Net Debt
	As of June 30,
(in thousands)	2021	2020
Debt, net of current maturities	$326,775	$380,740
Plus: Current maturities of debt	18,250	18,250
Less: Cash and cash equivalents	(178,508)	(148,834)
Net Debt	$166,517	$250,156

Conference Call
Accel will host an investor conference call on August 5, 2021 at 11 a.m. Central (12 p.m. Eastern) to discuss these operating and financial results. Interested parties may join the live webcast by registering at http://www.directeventreg.com/registration/event/8840878. Registering in advance of the call will provide listeners with a personalized link to view the webcast and an individual dial-in for the call. This registration link to the live webcast will also be available on Accel’s investor relations website, as well as a replay of the webcast following completion of the call: ir.accelentertainment.com.
About Accel

Accel believes it is the leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. Accel’s business consists of the installation, maintenance and operation of VGTs, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our 2021 guidance, including with respect to the duration and impact of the COVID-19 crisis (including expected operating expenses related thereto), potential acquisitions or strategic alliances, and our estimates of number of VGTs, locations, revenues, Adjusted EBITDA, capital expenditures, and Net Debt. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward looking statements. These forward looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward looking statements due to a number of factors including, but not limited to: the existing and potential future adverse impact of the COVID-19 pandemic on Accel’s business, operations and financial condition, including as a result the suspensions of all video gaming terminal operations by the Illinois Gaming Board between March 16, 2020 and June 30, 2020 and between November 19, 2020 and January 23, 2021, which suspensions could be reinstated; Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to manage its growth effectively; Accel’s ability to offer new and innovative products and services that fulfill the needs of licensed establishment partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain VGTs, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for VGTs and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with licensed establishment partners; unfavorable economic conditions or decreased discretionary spending due to other factors such as epidemics or other public health issues (including COVID-19), terrorist activity or threat thereof, civil unrest or other economic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”). Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the sections entitled “Risk Factors” in the Quarterly Reports on Form 10-Q and in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Quarterly Reports on Form 10-Q and in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.

Non-GAAP Financial Information

This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted net income (loss), and Net Debt. Adjusted EBITDA, Adjusted net income (loss), and Net Debt are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA, Adjusted net income (loss), and Net Debt enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.

Although Accel excludes amortization of route and customer acquisition costs and location contracts acquired from Adjusted EBITDA and Adjusted net income (loss), Accel believes that it is important for investors to understand that these route, customer and location contract acquisitions contribute to revenue generation. Any future acquisitions may result in amortization of route and customer acquisition costs and location contracts acquired.

Adjusted EBITDA, Adjusted net income (loss), and Net Debt are not recognized terms under GAAP. These non-GAAP financial measures excludes some, but not all, items that affect net income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as an analytical tool, should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance.

[*] Although we provide guidance for Adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are difficult to predict and estimate, and are often dependent on future events which may be uncertain or outside of our control. These elements make it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.

Media Contact:
Eric Bonach
Abernathy MacGregor
212-371-5999
ejb@abmac.com

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:		(As Restated)		(As Restated)
Net gaming	$194,434	$—	$334,898	$101,575
Amusement	4,279	260	8,328	3,091
ATM fees and other revenue	3,261	119	5,817	2,177
Total net revenues	201,974	379	349,043	106,843
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	135,772	530	234,663	71,239
General and administrative	26,113	9,921	50,588	31,896
Depreciation and amortization of property and equipment	6,313	5,071	12,302	9,938
Amortization of route and customer acquisition costs and location contracts acquired	6,162	5,565	12,268	11,130
Other expenses, net	2,687	3,132	4,740	4,336
Total operating expenses	177,047	24,219	314,561	128,539
Operating income (loss)	24,927	(23,840)	34,482	(21,696)
Interest expense, net	3,376	2,489	6,720	6,738
Loss (gain) on change in fair value of contingent earnout shares	3,182	7,174	5,979	(10,232)
Loss (gain) on change in fair value of warrants	—	18,320	—	(14,283)
Income (loss) before income tax expense (benefit)	18,369	(51,823)	21,783	(3,919)
Income tax expense (benefit)	5,924	(5,055)	7,837	(5,194)
Net income (loss)	$12,445	$(46,768)	$13,946	$1,275
Net income (loss) per common share:
Basic	$0.13	$(0.60)	$0.15	$0.02
Diluted	0.13	(0.60)	0.15	0.01
Weighted average number of shares outstanding:
Basic	93,617	78,317	93,452	78,161
Diluted	94,668	78,317	94,382	79,079

Comprehensive income (loss)
Net income (loss)	12,445	(46,768)	13,946	1,275
Unrealized gain on investment in convertible notes (net of income taxes of $2,073 and $2,260, respectively)	5,204	—	5,673	—
Comprehensive income (loss)	$17,649	$(46,768)	$19,619	$1,275

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)	June 30,	December 31
	2021	2020
Assets	(Unaudited)	(As Restated)
Current assets:
Cash and cash equivalents	$178,508	$134,451
Prepaid expenses	6,087	5,549
Income taxes receivable	—	3,341
Other current assets	11,216	8,643
Total current assets	195,811	151,984
Property and equipment, net	144,688	143,565
Other noncurrent assets:
Route and customer acquisition costs, net	15,555	15,251
Location contracts acquired, net	158,051	167,734
Goodwill	45,754	45,754
Investment in convertible notes	38,063	30,129
Deferred income tax asset	—	3,824
Other assets	2,926	2,000
Total other noncurrent assets	260,349	264,692
Total assets	$600,848	$560,241
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of debt	$18,250	$18,250
Current portion of route and customer acquisition costs payable	2,030	1,608
Accrued location gaming expense	2,375	—
Accrued state gaming expense	10,677	—
Accounts payable and other accrued expenses	10,702	23,666
Accrued compensation and related expenses	7,328	5,853
Current portion of consideration payable	6,646	3,013
Total current liabilities	58,008	52,390
Long-term liabilities:
Debt, net of current maturities	326,775	321,891
Route and customer acquisition costs payable, less current portion	3,618	4,064
Consideration payable, less current portion	19,102	20,943
Contingent earnout share liability	39,049	33,069
Warrant liability	13	13
Deferred income tax liability	2,367	—
Total long-term liabilities	390,924	379,980
Stockholders’ equity :
Preferred Stock, par value of $0.0001; 1,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 93,660,753 shares issued and outstanding at June 30, 2021; 93,379,508 shares issued and outstanding at December 31, 2020	9	9
Additional paid-in capital	183,975	179,549
Accumulated other comprehensive income	5,766	93
Accumulated deficit	(37,834)	(51,780)
Total stockholders' equity	151,916	127,871
Total liabilities and stockholders' equity	$600,848	$560,241